Exhibit 21.1

EXHIBIT 21.1 PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Alcor Chemie Vertriebs GmbH (Switzerland)

Innospec Active Chemicals LLC (USA)

Innospec Deutschland GmbH (Germany)

Innospec Developments Limited (U.K.)

Innospec Environmental Limited (U.K.)

Innospec Finance Limited (U.K.)

Innospec France SA (France)

Innospec Fuel Specialties LLC (USA)

Innospec Holdings Limited (U.K.)

Innospec International Limited (U.K.)

Innospec Leuna GmbH (Germany)

Innospec Limited (U.K.)

Innospec Trading Limited (U.K.)

Innospec Widnes Limited (U.K.)

OBOAdler Company Limited (U.K.)

Societa Italiana Additivi Per Carburanti S.r.l. (Italy)